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                                                                 Exhibit 10.19

                             EMPLOYMENT AGREEMENT



         EMPLOYMENT AGREEMENT entered into as of March 1, 1997, by and between Pivot Rules, Inc., a New York corporation (the "Company") and David Lewis ("Lewis").

                                   RECITALS

         1. The Company desires to retain the services of Lewis as the Vice President of Operations of the Company in accordance with the terms and conditions of this Agreement.

         2. Lewis will serve the Company as its Vice President of Operations in accordance with the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Lewis agree as follows:

         1.       TERM

         The Company hereby agrees to employ Lewis as the Vice President of Operations of the Company and Lewis hereby agrees to serve in such capacity, for a term commencing as of the date hereof, and ending February 28, 2001, upon the terms and subject to the conditions contained in this Agreement. The terms of this Agreement may, at the option of the Company and with the approval of Lewis, be extended from time to time in a written memorandum signed by the Company and Lewis, after approval by the Board of Directors.

         2.       DUTIES

         During the term of this Agreement, Lewis shall serve as the Vice President of Operations of the Company, and shall be responsible for the duties attendant to such office, which duties will be generally consistent with his position as an executive officer of the Company and such other managerial duties and responsibilities with the Company as may be assigned by the President and/or the Board of Directors of the Company.

         The principal location of Lewis' employment shall be in the New York City vicinity, although Lewis understands and agrees that he will be required to travel frequently for business reasons. Lewis shall devote his full professional and business time and best efforts to the performance of his duties as the Vice President of Operations of the Company during the term of this Agreement. Lewis shall not, directly or indirectly, render services to any other person or entity, without the consent of the Board of Directors.



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         3.       COMPENSATION

                  For services rendered by Lewis to the Company during the term of this Agreement, the Company shall pay him a base salary of $100,000 per year, payable in accordance with the standard payroll practices of the Company, subject to annual increases in the sole discretion of the Company's Board of Directors, taking into account merit, corporate and individual performance and general business conditions, including changes in the "cost of living index," but in no event shall his salary, after giving effect to such increase, be less than the amounts set forth below:

Year                                          Amount
----                                          ------
March 1, 1998, commencing                    $110,000
March 1, 1999, commencing                    $121,000
March 1, 2000, commencing                    $133,100

         4.       BONUS/OPTIONS

                  a. For each fiscal year during the term of this Agreement, Lewis shall be eligible to receive a bonus set by the Board of Directors in its sole discretion, based on such factors as the Board deems appropriate; provided that such bonus shall not exceed 25% of Lewis' base salary for such fiscal year. Bonuses to be paid to Lewis pursuant to this paragraph 4 shall be paid within 30 days following completion of the audit of the annual financial statements of the Company for the fiscal year in question.

                  b. The Company hereby agrees to cause the issuance to Lewis of stock options ("Options") to purchase shares of the Company's common stock, $.01 par value ("Common Stock") in accordance with the following schedule: (i) Options to purchase 15,000 shares of Common Stock to be issued subject to and effective upon the closing date (the "Closing Date") of the Company's initial public offering ("IPO Options"); and (ii) Options to purchase up to 5,000, 5,000 and 8,000 shares of Common Stock to be issued on the first, second and third anniversary dates of the Closing Date, unless Lewis is not, for any reason, an employee of the Company on such date. All Options (other than the IPO Options) are contingent upon Lewis satisfying and maintaining the performance standards set forth on Schedule A attached hereto and all Options shall not be issued if the initial public offering is not consummated. All Options shall be issued pursuant to, and in accordance with, the Company's 1997 Stock Option Plan (the "Plan"). The Options shall be Incentive Stock Options (as defined in the Plan) and shall be exercisable at a price equal to the Fair Market Value (as defined in the Plan) of the Common Stock on the date of issuance of such Option, except with respect to the IPO Options, which shall be exercisable at a price equal to the initial public offering price of the Company's Common Stock. Each Option shall vest over a four year period from the date of grant at a rate of 25% per year, commencing with the first anniversary of the date of grant. In the event of the termination


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of Lewis' employment for any reason, he shall have 30 days within which to exercise any vested Options and any unvested or unissued Options shall be forfeited.

         5.       EXPENSE REIMBURSEMENT AND PERQUISITES

                  a. During the term of this Agreement, Lewis shall be entitled to reimbursement of all reasonable and actual out-of-pocket expenses incurred by him in the performance of his services to the Company consistent with corporate policies, provided that the expenses are properly accounted for.

                  b. During each calendar year of the term of this Agreement, Lewis shall be entitled to reasonable vacation with full pay; provided, however, that Lewis shall schedule such vacations at times convenient to the Company.

                  c. During the term of this Agreement, the Company shall provide a life insurance term policy on the life of Lewis, for the benefit of Lewis' beneficiaries, in the amount of at least $250,000. All premiums on such policy shall be paid by the Company, subject to availability on commercially reasonable terms.

                  d. During the term of this Agreement, the Company shall provide Lewis with family major medical insurance coverage as determined by the Company in its sole discretion, and Lewis shall be entitled to participate in all dental insurance and disability plans and other employee benefit plans instituted by the Company from time to time on the same terms and conditions as other employees of the Company, to the extent permitted by law.

         6.       NON-COMPETITION; NON-SOLICITATION

                  a. In consideration of the offer of employment, severance benefits and Options to be granted to Lewis hereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, during the term of this Agreement and for a period equal to two years thereafter, Lewis shall not, without the prior written consent of the Company, anywhere in the United States where the Company conducts business or sells its products, directly or indirectly, (i) enter into the employ of or render any services to any person, firm or corporation engaged in any business which now or at the time, has material operations which are engaged in any business activity competitive (directly or indirectly) with the business of the Company (currently the design, sourcing and marketing of golf lifestyle sportswear and/or moderate collections for men) including, for these purposes, any business in which, at the time of termination of his employment, there is a bonafide intention on the part of the Company to engage in the future (in each case, a "Competitive Business"); (ii) engage in any Competitive Business for his own account; (iii) become associated with or interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity; (iv) employ or retain, or have or cause any other person or entity to employ or retain, any person who was


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employed or retained by the Company while Lewis was employed by the Company;
or (v) solicit, interfere with, or endeavor to entice away from the Company, for the benefit of a Competitive Business, any of its customers or other persons with whom the Company has a contractual relationship. However, nothing in this Agreement shall preclude Lewis from investing his personal assets in the securities of any corporation or other business entity which is engaged in a Competitive Business if such securities are traded on a national stock exchange or in the over-the-counter market and if such investment does not result in his beneficially owning, at any time, more than three percent (3%) of the publicly-traded equity securities of such Competitive Business.

                  b. Lewis and the Company agree that the covenants of non-competition and non-solicitation contained in this paragraph 6 are reasonable covenants under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction, such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended. Lewis agrees that any breach of the covenants contained in this paragraph 6 would irreparably injure the Company. Accordingly, Lewis agrees that the Company, in addition to pursuing any other remedies it may have in law or in equity, may obtain an injunction against Lewis from any court having jurisdiction over the matter, restraining any further violation of this paragraph 6.

         7.       TERMINATION

                  a. This Agreement, the employment of Lewis, and Lewis' position as Vice President of Operations of the Company shall terminate upon the first to occur of:

                  (i)      his death;

                  (ii) his "permanent disability," due to injury or sickness for a continuous period of four (4) months, or a total of eight months in a twenty-four month period (vacation time excluded), during which time Lewis is unable to attend to his ordinary and regular duties;

                  (iii) a "Constructive Termination" by the Company, which, for purposes of this Agreement, shall be deemed to have occurred upon (A) the removal of Lewis from his position as Vice President of Operations of the Company, or (B) the material breach by the Company of this Agreement; provided that no such breach shall be considered a Constructive Termination unless Lewis has provided the Company with at least sixty (60) days' prior written notice of such breach and the Company has failed to cure such breach within such sixty (60) day period;



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                  (iv)     the termination of this Agreement at any time
                           without cause by the Company;

                  (v) non-renewal of this Agreement by the Company and/or the Board of Directors;

                  (vi) the termination of this Agreement for cause, which, for purposes of this Agreement, shall mean that (1) Lewis has been convicted of a felony or any serious crime involving moral turpitude, or engaged in materially fraudulent or materially dishonest actions in connection with the performance of his duties hereunder, or (2) Lewis has willfully and materially failed to perform his duties hereunder, or (3) Lewis has breached the terms and provisions of this Agreement in any material respect, or (4) Lewis has failed to comply in any material respect with the Company's policies of conduct including with respect to trading in securities; or

                  (vii) the termination of this Agreement by Lewis, which shall occur on not less than 60 days prior written notice from Lewis.

                  b. In the event that this Agreement is terminated, other than as a result of a Constructive Termination or by the Company without cause, the Company shall pay Lewis his base salary only through the date of termination. In the event that this Agreement is terminated without cause by the Company pursuant to paragraph 7(a)(iv) or through a Constructive Termination pursuant to paragraph 7(a)(iii), the Company shall pay Lewis, in lieu of all salary, compensation payments and perquisites set forth in paragraphs 3, 4 and 5 (including bonus payments and option grants), severance payments (the "Severance Payments") as follows:

                  (i)      the then-current base salary for a period of ninety
                           (90) days, if Lewis is terminated during the first year of the term of this Agreement;

                  (ii) the then-current base salary for a period of one-hundred twenty (120) days, if Lewis is terminated during the second year of the term of this Agreement; or

                  (iii) the then-current base salary for a period of one-hundred fifty (150) days, if Lewis is terminated during the third year of the term of this Agreement or any time thereafter. The Severance Payments shall be payable in periodic installments in accordance with the Company's standard payroll practices.



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         8.       CONFIDENTIALITY

                  a. Lewis recognizes that the services to be performed by him are special, unique and extraordinary in that, by reason of his employment under this Agreement, he may acquire or has acquired confidential information and trade secrets concerning the operation of the Company, its predecessors, and/or its affiliates, the use or disclosure of which could cause the Company, or its affiliates substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Lewis covenants and agrees with the Company that he will not at any time during the term of this Agreement or thereafter, except in the performance of his obligations to the Company or with the prior written consent of the Board of Directors or as otherwise required by court order, subpoena or other government process, directly or indirectly, disclose any secret or confidential information that he may learn or has learned by reason of his association with the Company, or any predecessor. If Lewis shall be required to make such disclosure pursuant to court order, subpoena or other government process, he shall notify the Company of the same, by personal delivery or electronic means, confirmed by mail, within twenty-four (24) hours of learning of such court order, subpoena or other government process and, at the Company's expense, shall (i) take all reasonably necessary and lawful steps required by the Company to defend against the enforcement of such subpoena, court order or government process, and (ii) permit the Company to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof. The term "confidential information" includes, without limitation, information not in the public domain and not previously disclosed to the public or to the trade by the Company's management with respect to the Company's or its affiliates' facilities and methods, trade secrets and other intellectual property, designs, manuals, confidential reports, supplier names and pricing, customer names and prices paid, financial information or business plans. Lewis understands and agrees that the rights and obligations set forth in this paragraph 8(a) shall survive the termination or expiration of this Agreement.

                  b. Lewis confirms that all confidential information is and shall remain the exclusive property of the Company. All business records, papers and documents kept or made by Lewis relating to the business of the Company shall be and will remain the property of the Company. Upon the termination of his employment with the Company, Lewis shall promptly deliver to the Company, and shall not, without the consent of the Company, retain copies of any written materials prepared by or for the Company not previously made available to the public or records and documents made by Lewis or coming into his possession and not in the public domain concerning the business or affairs of the Company or any predecessors to its business, or any of its affiliates or subsidiaries. Lewis understands and agrees that the rights and obligations set forth in this paragraph 8(b) shall survive the termination or expiration of this Agreement.

         9.       IDL INTERNATIONAL, LLC

                  Lewis hereby acknowledges receipt by IDL International, LLC ("IDL") of the amounts (i) listed on invoice #15 billed by IDL to the Company, and (ii) of $5,000 for work in


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progress. Lewis, as the principal owner and president of IDL, further acknowledges that the Company shall not be responsible for any payments or charges otherwise due IDL. Simultaneously with the execution of this Agreement, Lewis shall execute, and cause IDL to execute, a general release in the form of Schedule B attached hereto, reflecting such understanding.

         10.      REPRESENTATIONS AND WARRANTIES

                  a. Lewis represents and warrants to the Company that he was advised to consult with an attorney of Lewis' own choosing concerning this Agreement and that Lewis has done so.

                  b. Lewis represents and warrants to the Company that the execution, delivery and performance of this Agreement by Lewis complies with all laws applicable to Lewis or to which his properties are subject and does not violate, breach or conflict with any agreement by which he or his assets are bound or affected.

         11.      GOVERNING LAW

         This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York, without giving effect to its conflict of law provisions.

         12.      ENTIRE AGREEMENT

         This Agreement contains all of the understandings between Lewis and the Company pertaining to Lewis' employment with the Company, and it supersedes all undertakings and agreements, whether oral or in writing, previously entered into between them. The parties hereto acknowledge that the Agreement dated May 1996 by and between the Company and IDL, as amended by Addendum dated July 1996, is terminated in all respects and shall be of no further force or effect.

         13.      AMENDMENT OR MODIFICATION; WAIVER

         No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing, signed by Lewis and by an officer of the Company duly authorized to do so. Except as otherwise specifically provided in this Agreement, no waiver by either party of any breach by the other party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time.


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         14.      NOTICES

         Any notice to be given hereunder shall be in writing and delivered personally or sent by certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently designate by like notice:

         If to the Company, to:

                  Pivot Rules, Inc.
                  80 West 40th Street
                  New York, NY 10018
                  Attn: Kenneth Seiff

         With a copy to:

                  Shereff, Friedman, Hoffman & Goodman, LLP
                  919 Third Avenue
                  New York, New York  10022
                  Attn: Richard A. Goldberg, Esq.

         If to Lewis, to:

                  David Lewis
                  8 Crestwood Court
                  Holmdel, NJ 07733

         15.      SEVERABILITY

                  In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         16.      TITLES

                  Titles of the Sections of this Agreement are intended solely for convenience of reference and no provision of this Agreement is to be construed by reference to the title of any Section.



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         17.      COUNTERPARTS

         This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                         PIVOT RULES, INC.

                                         By:  /s/ E. Kenneth Seiff
                                            -------------------------
                                             E. Kenneth Seiff
                                             President

                                           /s/ David Lewis
                                         -----------------------------
                                         DAVID LEWIS


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                                                                    Schedule A

                             Performance Standards



         (1)      Achieve gross margin of 30%.

         (2) Integrate warehouse, international freight coordination, sales, production and finance departments.

         (3) Design and implement systems in design department to, among other things, ensure the timely delivery of quality salesmen samples as well as the systemization of all design records.

         (4) Develop and maintain an organized and systematic production recordkeeping system.

         (5) Oversee the quality control and timely delivery of all production.

         (6) Manage relationships with factories and agents including regular and frequent visits to most factories.

         (7) Develop and implement a time/action calendar from line conception to receipt of orders by the customer.

                                                                    Schedule B

RELEASE


KNOW ALL MEN BY THESE PRESENTS:

         In consideration of the sum of $1.00, receipt of which is hereby acknowledged, and other good and valuable consideration, David Lewis and IDL International, LLC (individually, a "Releasor," and collectively, as "Releasors"), hereby release and forever discharge to the fullest extent permitted by law, Pivot Rules, Inc. (the "Company"), any of its parents, subsidiaries, partnerships or affiliates thereof, and each of its predecessors and successors in interest, and each of its past, present or future principals, officers, directors, employees, agents, representatives, advisors, shareholders, partners, members, successors and assigns (collectively, the "Released Parties"), from any and all actions, causes of action, suits, disputes, debts, dues, sums of money, accounts, costs, expenses, reckonings, bonds, bills, specialties, covenants, charges, complaints, contracts, agreements, controversies, promises, variances, trespasses, damages, judgments, extents, executions, claims, liabilities, obligations, promises and demands whatsoever, of every nature and any kind, in law, admiralty, or equity in any way relating to any of the Released Parties (collectively, "Actions"), which the Releasors, the Releasors' heirs, executors, administrators, directors, officers, agents, successors and assigns (collectively, the "Releasing Parties") ever had, now have or hereafter can, shall or may have against the Released Parties (or any of them), for, upon, or by reason of any matter, cause or thing whatsoever, whether known or unknown, suspected or unsuspected, from the beginning of the world to the day of the date of this RELEASE including, without limitation, any and all claims arising out of, or matters relating to, the Agreement dated May 1996 by and between the Company and IDL International, LLC, as amended by Addendum dated July 1996, and the services performed thereunder.

         To the extent that any applicable law provides in substance that a general release does not extend to claims which a releasor does not know or suspect to exist in his favor at the time of executing the release, which if known would have materially affected such releasor's settlement with the releasee, each Releasor, on behalf of himself, itself and each of the Releasing Parties, hereby agrees that the provisions of such applicable law are hereby knowingly and voluntarily waived and relinquished by such Releasor, on behalf of himself, itself and each of the Releasing Parties, to the full extent that such rights and benefits pertaining to the matters released herein may be waived, and each Releasor, on behalf of himself, itself and each of the Releasing Parties, hereby agrees and acknowledges that this waiver is an essential term of this RELEASE.

         In connection with such waiver and relinquishment, each Releasor, on behalf of himself, itself and each of the Releasing Parties, hereby acknowledges that such Releasor is aware that such Releasor, or any of the Releasing Parties, may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those which such Releasor, or any of the Releasing Parties, now knows or believes to be true, with respect to the matters released herein. Nevertheless, it is the intention of each Releasor, on behalf of himself, itself and each of the Releasing Parties, in executing this RELEASE fully, finally and forever to settle and release all such matters, and all claims relative thereto, which exist, hereafter may exist or might have existed (whether or not previously or currently asserted in any Action) and each Releasor, on behalf of himself, itself and each of the Releasing Parties, hereby acknowledges that each Releasor and any of the Releasing Parties shall not be entitled to any additional payments in connection therewith.

         This RELEASE may not be changed orally.

         This RELEASE shall be construed and enforced in accordance with, and the rights of the Releasing Parties and the Released Parties shall be governed by, the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

         IN WITNESS WHEREOF, the undersigned (on behalf of themselves and the Releasing Parties) have caused this RELEASE to be duly executed on the ____ day of April, 1997.



                                        --------------------------------
                                                  David Lewis


                                        IDL INTERNATIONAL, LLC


                                        By:
                                           -----------------------------
                                            Name:
                                            Title:





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STATE OF NEW YORK              )
                               : ss.
COUNTY OF                      )


         On April ___, 1997 before me _______________________ personally came
David Lewis, to me known, and known to me to be the individual described in and who executed the foregoing Release, and duly acknowledged to me that he executed the same.


[Seal]                                        ---------------------------
                                                     Notary Public







STATE OF NEW YORK              )
                               : ss.
COUNTY OF                      )


                  On April __, 1997 before me personally came David Lewis to me known, who, by me duly sworn, did depose and say that he is the President of IDL International, LLC, the company described in and which executed the foregoing Release, and that deponent is duly authorized to sign the foregoing Release on behalf of that company.


[Seal]                                        ---------------------------
                                                     Notary Public